Exhibit 99.2

Q3 2021 RESULTS

Financial Highlights

$22.9B
IN SALES
+2.7% vs. LY

+2.6%
U.S. COMP SALES

33.10%
GROSS MARGIN
+38 basis points

12.17%
OPERATING MARGIN
+242 basis points

$2.73
+200% vs. LY DILUTED EPS
+38% vs. LY ADJUSTED DILUTED EPS[1]

WE RETURNED
~$3.4 BILLION
To our shareholders through dividends and share repurchases

[1]Adjusted Diluted EPS is a non-GAAP financial measure. Refer to Lowes.com/investor for a reconciliation of non-GAAP measures.

U.S. Comparable Sales Summary

-6.8% COMP TRANSACTIONS
2-YR Comp +8.7%

+9.4% COMP **$93.87** AVERAGE TICKET

+25% LOWES.COM SALES GROWTH
2-YR Comp +158%

Comp Sales by Ticket Size



>$500
11%
$50–$500
-1.1%
<$50
-8.4%

U.S. Monthly Comp Performance



-0.4%
+28.9%
AUG
+1.1%
+31.8%
SEPT
+7.7%
+30.0%
OCT
2021
2020

Monthly Comp Performance



-0.5%
+28.6%
AUG
+0.7%
+31.4%
SEPT
+7.2%
+30.0%
OCT
2021
2020

Product Category Performance

2-Year Comp exceeding +17% in all product categories

ABOVE COMPANY AVERAGE (vs. Q3 2020)

- ELECTRICAL
- APPLIANCES
- ROUGH PLUMBING
- FLOORING
- SEASONAL & OUTDOOR LIVING
- BUILDING MATERIALS
- LAWN AND GARDEN

"Our momentum continued this quarter, with U.S. sales comps up nearly 34% on a two-year basis, as our Total Home strategy is resonating with the Pro and DIY customer alike. In the quarter, we drove over 16% growth in Pro and 25% on Lowes.com. We also delivered operating margin expansion by driving productivity through disciplined operational execution and cost management. I would like to thank our front-line associates for their ongoing dedication to outstanding customer service. Looking forward, I remain confident in our ability to drive further market share gains, operating margin expansion, and long-term value for our shareholders."

– Marvin R. Ellison, Chairman & CEO



All **15 Regions** Delivered 2-year Comp Growth over **+19%**

Total Home Strategy Providing a full complement of products and services for Pros and Consumers alike, enabling a Total Home solution for every need in the home Market Share Acceleration Drive Pro penetration Accelerate online business Expand installation services Drive localization Elevate assortment

Q3 2021 Reconciliation of Non-GAAP Measure Management of Lowe's Companies, Inc. (the Company) uses certain non-GAAP financial measures and considers them to be important supplemental measures of the Company's performance. The Company has presented the non-GAAP financial measure of adjusted diluted earnings per share for comparing its operating performance to the three months ended October 30, 2020. This measure excludes the impact of discrete items, further described below, not contemplated in Lowe's Business Outlook for the third quarter of fiscal 2020. This non-GAAP financial measure should not be considered an alternative to, or more meaningful indicator of, the Company's diluted earnings per share as prepared in accordance with GAAP. The Company's method of determining this non-GAAP financial measure may differ from the methods used by other companies and may not be comparable. Fiscal 2020 Impacts During fiscal 2020, the Company recognized financial impacts from the following discrete items, not contemplated in the Company's Business Outlook for the third quarter: • In the third quarter of fiscal 2020, the Company recognized a $1.1 billion loss on extinguishment of debt in connection with the cash tender offers on an aggregate principal amount of $3.0 billion in outstanding notes (Loss on extinguishment of debt). • Beginning in the third quarter of fiscal 2019, the Company began a strategic review of its Canadian operations, and in the fourth quarter of fiscal 2019, the Company announced additional actions to improve future performance and profitability of its Canadian operations. As a result of this review and related actions, in the third quarter of fiscal 2020, the Company recognized $13 million of pre-tax operating costs related to inventory write-downs and other closing costs (Canada restructuring). The following provides a reconciliation of the Company's non-GAAP financial measure to the most directly comparable GAAP financial measure: Three Months Ended October 30, 2020 Adjusted Diluted Earnings Per Share Pre-Tax Earnings Tax 1 Net Earnings Diluted earnings per share, as reported $ 0.91 Loss on extinguishment of debt 1.40 (0.35) 1.05 Canada restructuring 0.02 — 0.02 Adjusted diluted earnings per share $ 1.98 1 Represents the corresponding tax benefit or expense related to the item excluded from adjusted diluted earnings per share.

Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, changes in commodity prices, trade policy changes or additional tariffs, outbreaks of public health crises, such as the COVID-19 pandemic, availability and cost of goods from suppliers, and other factors that can negatively affect our customers. Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.